 Exhibit 32.1

 CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Ilya Khasidov, the Chief Executive Officer and Bruce Millroy, Chief Financial Officer of Aquasil International Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Transition Annual Report on Form 10-KT of Aquasil International Inc. for transition period ended December 31, 2010, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Transition Annual Report on Form 10-KT fairly presents in all material respects the financial condition and results of operations of Aquasil International Inc.

Date: April 15, 2011

/s/ "Ilya Khasidov"
Ilya Khasidov President, Chief Executive Officer

/s/ "Bruce Millroy"
Bruce Millroy Chief Financial Officer, Principal Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Aquasil International Inc. and will be retained by Aquasil International Inc. and furnished to the Securities and Exchange Commission or its staff upon request.